UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2018 (July 28, 2018)

INNERWORKINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-52170 (Commission File Number)	20-5997364 (I.R.S. Employer Identification No.)

600 West Chicago Avenue Suite 850 Chicago, Illinois	60654
(Address of principal executive offices)	(Zip Code)

(312) 642-3700 (Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 1.01 Entry into a Material Definitive Agreement

On July 29, 2018, InnerWorkings, Inc. (the “Company”) entered into a Settlement Agreement (the “Settlement Agreement”) with Engine Capital, L.P., Engine Capital Management, LP, Engine Capital Management GP, LLC, Engine Jet Capital, L.P., Engine Investments, LLC and Arnaud Ajdler (collectively, “Engine”).

Pursuant to the Settlement Agreement, Engine irrevocably withdrew a previously submitted notice of intent to nominate director candidates for election to the Board of Directors of the Company (the “Board”) at the Company’s 2018 Annual Meeting of Stockholders (the “2018 Annual Meeting”), said withdrawal becoming effective upon issuance of the mutually agreed upon press release attached hereto as Exhibit 99.2. Pursuant to the Settlement Agreement, the press release announcing this agreement also announces the Company's intention to engage a nationally-recognized third-party consultant to review the Company's entire cost structure in connection with the Company's cost reduction planning.

The Settlement Agreement further provides, among other things, that:

•
During the term of the Settlement Agreement, Engine will be subject to customary standstill restrictions relating to, among other things, share purchases subject to a cap of 4.99% of the Company’s outstanding common stock, nominating persons for election at any meeting of the Company’s stockholders at which directors are to be elected, engaging in the solicitation of proxies with respect to the election or removal of directors of the Company, calling any meeting of the Company’s stockholders and making any public or private proposal or public statement with respect to the composition of the Board or the Company’s corporate governance structure and other related matters.

•
During the term of the Settlement Agreement, Engine will vote all its shares of the Company’s common stock at all annual or special meetings and in any action by written consent in accordance with the Board’s recommendations, subject to certain exceptions relating to extraordinary transactions and recommendations of Institutional Shareholder Services, Inc. and Glass Lewis & Co., LLC.

•	Each party agrees not to disparage the other party, subject to certain exceptions.

•	Each party agrees not to sue the other party, subject to certain exceptions.

•
Either party may terminate the Settlement Agreement by giving five business days’ advance notice to the other party at any time after the date that is 30 days prior to the notice deadline for the nomination of director candidates to the Board at the Company’s 2019 annual meeting of stockholders, subject to certain exceptions.

The summary above is qualified in its entirety by reference to the full text of the Settlement Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Appointment of John Bosshart as Chief Accounting Officer (Principal Accounting Officer). On July 28, 2018, the Board appointed John Bosshart as the Chief Accounting Officer (principal accounting officer) of the Company, a newly dedicated position, effective following the filing of the Company’s Form 10-Q for the period ended March 31, 2018. William Atkins, previously designated principal accounting officer, continues to serve as the Company’s Global Controller.

Prior to his appointment as Chief Accounting Officer (principal accounting officer) of the Company, Mr. Bosshart served as the Controller of Outcome Health, a technology company that provides health education. From October 2010 to April 2015, Mr. Bosshart served as the International Controller as well as Controller of the Getaways business at Groupon (NASDAQ: GRPN). From January 2006 to October 2010, Mr. Bosshart was the Chief Accounting Officer and Vice President of Accounting and External Reporting for Orbitz Worldwide, an online travel company. Mr. Bosshart holds a bachelor’s degree in accounting from Northern Illinois University.

There is no arrangement or understanding between Mr. Bosshart and any other person pursuant to which Mr. Bosshart was appointed as an executive officer of the Company. There are no family relationships between Mr. Bosshart and any director or executive officer of the Company, and Mr. Bosshart has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

(d) Appointment of Lindsay Y. Corby and Adam J. Gutstein as Directors. On July 28, 2018, the Board increased its size from eight to nine directors, effective July 30, 2018, through a resolution passed by the Board and appointed Lindsay Y. Corby to fill the newly-created vacancy on the Board, effective July 30, 2018. Ms. Corby has also been appointed to the Audit Committee of the Board, effective immediately following the filing of the Company’s Form 10-Q for the period ending March 31, 2018. On July 28, 2018, the Board also resolved to increase the size of the Board from nine to ten directors, effective October 1, 2018, and appointed Adam J. Gutstein to fill the vacancy at such time. Since his term will not commence until October 1, 2018, Mr. Gutstein has not yet been named to any committee of the Board. A copy of the press release announcing the appointment of Ms. Corby and Mr. Gutstein is attached hereto as Exhibit 99.1.

Ms. Corby is currently the Chief Financial Officer of Byline Bank and she previously served as the Chief Administrative Officer of Byline Bank from June 2013 through June 2015. From February 2011 to June 2013, Ms. Corby served as a Principal at BXM Holdings, Inc. Before joining BXM Holdings, Ms. Corby served as Vice President of Keefe, Bruyette & Woods, Inc., an investment bank. From September 2012 to October 2016, Ms. Corby served on the board of directors of QCR Holdings, Inc. (NASDAQ: QCRH). Ms. Corby holds bachelor’s and master’s degrees in accounting and a bachelor’s degree in Spanish from Southern Methodist University. She is also a registered Certified Public Accountant.

Mr. Gutstein is currently Vice Chairman at PricewaterhouseCoopers US (“PwC”), a professional services firm and network, and he previously served in other leadership roles at PwC. Mr. Gutstein will retire from PwC prior to the effective date of his appointment as a director of the Company. From April 2006 to November 2010, Mr. Gutstein served as the President and Chief Executive Officer and member of the board of directors of Diamond Management & Technology Consultants, Inc., and from March 1994 to March 2006 he served as Vice President and Partner of that company. Mr. Gutstein holds a bachelor’s degree in economics from Haverford College.

There is no arrangement or understanding between Ms. Corby or Mr. Gutstein, respectively, and any other person pursuant to which Ms. Corby or Mr. Gutstein, respectively, was appointed as a director of the Company. There are no family relationships between Ms. Corby or Mr. Gutstein, respectively, and any director or executive officer of the Company, and neither Ms. Corby nor Mr. Gutstein has a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 8.01 Other Events.

On July 30, 2018, the Company issued a press release announcing the governance changes described in Item 5.02 above and other governance changes. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On July 30, 2018, the Company issued a press release announcing the Settlement Agreement described in Item 5.01 above. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
10.1
Settlement Agreement, dated July 29, 2018, by and among InnerWorkings, Inc., Engine Capital, L.P., Engine Capital Management, LP, Engine Capital Management GP, LLC, Engine Jet Capital, L.P., Engine Investments, LLC and Arnaud Ajdler

99.1	Press Release regarding Governance Changes dated July 30, 2018
99.2	Press Release regarding Settlement Agreement dated July 30, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNERWORKINGS, INC.

Dated: July 30, 2018	By:	/s/ Ronald C. Provenzano
	Name:	Ronald C. Provenzano
	Title:	General Counsel and Corporate Secretary